                                                                                                          Exhibit A

                                       Tropical Sportswear Int'l Corporation
                                                Board of Directors
                                            Corporate Governance Policy
                                                 November 18, 2003

1.       Purpose

The Board of Directors of Tropical  Sportswear  Int'l  Corporation  has adopted this policy  statement to set forth its views on significant issues of corporate governance.

2.       Primary Functions of the Board of Directors

The Board of  Directors  is  expected to promote  the best  interests  of the  shareholders  in terms of  corporate governance;  fiduciary  responsibilities;  compliance  with  applicable  laws and  regulations;  and maintenance of accounting,  financial,  and other controls.  Their primary  responsibility is to provide effective guidance of the affairs of the Company for the benefit of its shareholders.

3.       Access to Management and Outside Advisors

The  Directors  have  complete  access to the Company's  senior  management,  including  executive  officers.  As a courtesy,  Directors should use judgment to ensure this contact would not be disruptive to the business  operations of the Company and any written  requests for  information  should be copied to the CEO. The Board expects that from time to time executives  and/or managers will be present at Board meetings to provide  additional  insight into the items being  discussed and to provide the Board the  opportunity to evaluate  their  management  skills.  The Board shall also have access to the Company's  outside  counsel and auditors and may retain outside counsel of its choice with respect to any issue relating to any of its activities.

4.       Size of the Board of Directors

The Board currently  consists of seven members.  The Committee on Governance and Nominations  periodically  reviews the size of the  Board  and  recommends  any  changes  it  determines  to be  appropriate  given  the  needs of the
Corporation.  Under the Corporation's  Bylaws,  the number of members on the Board may be increased or decreased by resolution of the Board with the consent of each party  remaining  entitled to special  nomination  rights pursuant to Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation.

5.       Mix of Inside and Outside Directors

A majority of the Board  should be  independent  Directors.  There are  significant  advantages  to be derived from representation on the Board of the Company's  management,  however,  and it is appropriate that the Chief Executive
Officer serve on the Board.  The Chief Executive shall not serve as Chairman of the Board.

6.       Definition of Independence for Outside Directors

The  Board  has  adopted  the  following  definition  of  "independence":  a  Director  will not be  considered  as
"Independent"  if the Director  (1) is an employee or was an employee of the Company or a subsidiary  with the past two (2) years,  (ii) has  received  more than  $60,000 in  compensation,  including  political  contributions  (the
$60,000 limit  includes  receipt of payments by a family member of the  director),  (iii) is affiliated  with a tax exempt entity that receives more than five percent (5%) of its gross  revenues or $200,000  (whichever is greater), from the Company, or (iv) is the spouse,  parent,  child, or sibling of an executive officer of the Company, or (v)
if owns or controls  10% or more of stock of the  Company  they are not deemed to be  "independent."  The status of each  Director  as  Independent  under the  foregoing  definition  is reviewed  annually  by the Board's  Corporate
Governance and Nomination Committee.

7.       Attendance at Board and Committee Meetings

Board members are expected to prepare for,  attend,  and participate in meetings of the Board and the committees of which they are members.  Although the Board recognizes that, on occasion,  circumstances  may prevent Board members from  attending  meetings,  the Board  expects  its  members to ensure  that other  commitments  do not  materially interfere with the performance of their duties.

8.       Selection of Board Members

The Board is responsible for filling  vacancies in its membership,  replacing  directors who are unable to continue to serve effectively,  and nominating  candidates to stand for election at the annual meeting of shareholders.  The
Board has  delegated to the  Committee on  Governance  and  Nominations  the process of  identifying  and screening candidates when a vacancy is to be filled and making preliminary recommendations for nominations.

9.       Board Membership Criteria and Selection of New Director Candidates

The Corporate  Governance  and  Nomination  Committee is responsible  for reviewing and  recommending  to the Board candidates  for  election  as  members  of the  Board.  Consideration  of  potential  candidates  is based upon the assessment  of the  individual's  background,  skills,  and  abilities  and such  characteristics  that qualify the individual to fulfill the needs of the Board at that time.  The Board,  however,  has the final  responsibility  of approving the individual's selection or monition.

10.      Selection of Agenda

The CEO shall  establish  the agenda for each Board  meeting.  Any  Director may suggest  inclusion  of  additional items on the agenda and it is  anticipated  that the agenda will be distributed at least one (1) week in advance of the Board meeting.  Directors may also raise at any regular Board meeting  subjects for discussion  that are not on the formal agenda;  however,  the desire for inclusion of such items should be communicated to the CEO or Corporate
Secretary  in advance of the meeting.  The agenda  should allow for holding  periodic  sessions of the  independent directors only.

11.      Distribution of Board Materials

In addition to the Board  agenda,  information  that is important to the Board's  understanding  of the business of the Company  shall be  distributed  to  Directors  prior to each Board  meeting.  Directors  also  receive  monthly financial  reports as well as certain press releases,  analysts  reports,  and other  information  designed to keep them informed of the material aspects of the Company's business performance and prospects.

12.      Term Limits of the Board

The Board is divided  into three (3)  classes  elected for three (3) year terms which are to be as equal in size as possible,  with the term of one (1)  class  expiring  each  year.  Currently,  the size of the  Board is seven  (7)
members,  although an increase in the membership  would be appropriate in order to accommodate the  availability of an  outstanding  Board  candidate.  The Board also believes that as a matter of policy a majority of the members of the Board should be Independent Directors.

At the end of the  term,  unless  the  Director  no  longer  desires  to  remain  a  Director  and  subject  to the recommendation  of the Corporate  Governance and Nomination  Committee,  the Director will stand for re-election at the Company's Annual Meeting of Shareholders.

13.      Compensation of the Board Members

The Board  establishes the form and amount of compensation of outside  directors.  Outside  directors are called on to devote  significant  time and  energy to the  performance  of their  duties.  To  attract  and  retain  able and experienced  directors,  the  Corporation  must  compensate  them fairly.  In general,  the Board believes that the compensation  for  outside  directors  should  consist of both stock  options  and cash.  Any  changes in  Director compensation  comes  upon the  recommendation  of the  Stock  Option  and  Compensation  Committee  but  with  full discussion  and  concurrence  by the Board of  Directors.  Directors  who are  employees of the Company  receive no additional compensation for service on the Board.

14.      Audit Committee

The Committee's  functions include appointing the independent auditors for the Company;  establishing and reviewing the  activities  of the  independent  auditors;  reviewing  recommendations  of the  independent  auditors  and the responses of management to such  recommendations;  and reviewing and discussing with the  independent  auditors and the Company's  management the Company's  financial  reporting,  loss exposures and internal controls.  In addition, the Committee  reviews and recommends  debt and equity  financings;  and reviews and approves the annual  financial and capital plans.

15.      Stock Option and Compensation Committee

The Committee's  functions  include approving and reporting to the Board the executive  compensation  plans and the compensation  (including  incentive  awards) of certain  executives;  and  reviewing  and  approving  the Company's incentive  plans. The Committee also grants,  approves and reports to the Board concerning  employee stock options,
and  administers   the  Company's   Stock  Option  and  Stock  Purchase   Plans.   The  Committee  will  also  make
recommendations to the Board for new or material changes to existing employee benefit plans.

16.      Corporate Governance and Nominating Committee

The Committee's  functions include evaluating and recommending  qualified  individuals to the Board;  reviewing the qualifications  of individuals  for election or reelection as members of the Board;  and reviewing the charters and membership of the Board's  Committees and Board  membership  guidelines.  The Committee will consider  persons whom shareholders  recommend as candidates for election as Company  directors.  Any  shareholder  wishing to make such a recommendation should submit it to the Secretary of the Company.

17.      Executive Committee

The  Committee's  functions  include  performing all tasks of the Board of Directors on behalf of the Board between meetings of the Board to the extent permitted by the Company's Bylaws and Florida law.

18.      Committee Charters

Each standard Committee should have a board-approved written charter detailing its duties.

19.      Other Committees

The Board may also establish other Committees from time to time to deal with specific  issues,  including by way of example a Committee of Independent  Directors to periodically review and evaluate the Company's  Shareholder Rights
Plan.

20.      Committee Composition

It is the  policy  of the  Board  that  only  Independent  Directors  serve  on the  Audit  and  Stock  Option  and
Compensation  Committees.  In addition,  the composition of the Audit and Compensation  Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC,  listing  exchange,  and
IRS rules and regulations.

21.      Assignment and Rotation of Committee Members

The Corporate  Governance and  Nomination  Committee,  with direct input from the CEO,  recommends to the Board the membership of the various  Committees  and their Chairman and the Board  approves such  Committee  assignments.  In making its  recommendations  to the Board, the Committee takes into  consideration  the continuity;  subject matter expertise; tenure; and experience of the individual Board members.

22.      Frequency and Length of Committee Meetings

The Chair of each Committee,  in consultation with its members and appropriate  officers,  determines the frequency and length of the  meetings of the  Committee.  In  addition,  the  Chairman  of a Committee  or the CEO may call a special meeting of a Committee at any time.

22.      Committee Agendas/Reports to the Board

Appropriate  members of  management  and staff will prepare draft agendas and related  background  information  for each  Committee  meeting  which,  to the extent desired by the relevant  Committee  Chairman,  will be reviewed and approved by such Chairman in advance of  distribution  to the other Committee  members.  Any background  materials, together with such agenda,  should be  distributed to Committee  members and Corporate  Secretary in advance of the meeting  for their  review  and  discussion.  In  addition,  each  Committee  member is free to  suggest  items for inclusion  on the  agenda  and to raise at any  Committee  meeting  subjects  that are not on the  agenda  for that meeting.

Reports  on the items  considered  on each  Committee  meeting  are to be  furnished  to the full Board at its next meeting.  In addition, all Directors are to be furnished copies of each Committee's minutes.

23.      Frequency of Board Meetings

The Board has four (4)  regularly  scheduled  meetings  per year and  special  meetings  are  called as  necessary.
Typically  meetings are to be held over the course of a day;  however,  long-term  strategic and business plans may be scheduled and held over a two-day period.

24.      Meeting of Independent Directors

The  "independent"  members of the Board meet regularly  without the Chief Executive Officer to discuss any matters that any of them believe should be discussed privately.

25.      Location of Meetings

The meetings of the Board and the Committees are routinely held at the offices of the Company,  in Tampa,  Florida, but occasionally are held at other locations to provide consideration for time and convenience for its members.

26.      Related Party Transactions

The Company's  Audit Committee will be responsible  for reviewing all related party  transactions.  A related party is one who can exercise  control or  significant  influence  over the Company to the extent that either the related party or the Company may be prevented from pursuing its own separate interest.

27.      Orientation and Continuing Education

Members of the Board are selected with  attention to their diverse  professional  backgrounds  and  experience.  In addition to their  individual  professional  expertise,  it is important that members of the Board be knowledgeable about the  Corporation  and its  business.  They should also be familiar  with the duties and  responsibilities  of directors of public companies and emerging practices in corporate governance.

Presentations  on, and discussions  of, various aspects of the Corporation and its business are a significant  part of each regular  Board  meeting.  Various  members of the  management  are called on to make  presentations,  which allows  the  Board to  become  familiar  with  the  leadership  talents  in the  Company.  From  time to time,  the
Corporation provides Board members with product  demonstrations,  facilities tours, and other special presentations intended to deepen their familiarity with the Corporation and its industry.

Board members are encouraged to attend  seminars,  conferences and other  continuing  education  programs  designed especially for directors of public companies.  Although most of the outside  directors have significant  experience on boards of directors,  participation in such programs is helpful to keep them abreast of current  developments in the evolving are of corporate governance and other matters relevant to their service on the Board.

28.      Service on Other Boards

Interference  with the  performance  of a  director's  duties to the Company by his or her service on other  boards depends on the individual.  Accordingly,  the Board does not believe it wise to establish a fixed policy  regarding the  number of other  boards of  directors  on which one of its  members  may  serve.  In  selecting  nominees  for membership,  however,  the Board  takes  into  account  the other  demands on the time of a  candidate,  and avoids candidates whose other responsibilities might interfere with effective service on the Board.

29.      Code of Conduct/Code of Ethics

The Company will  maintain a Code of Business  Conduct and Ethics for all its  employees.  All employees are vested with both the  responsibility  and  authority  to  protect,  balance,  and  preserve  the  interests  of all of the
Company's stakeholders,  including shareholders,  clients, employees, suppliers, and citizens of the communities in which business is conducted.

30.      Code of Conduct/Code of Ethics for CEO, CFO and Financial Management Employees

The Company will maintain a Code of  Conduct/Code  of Ethics for its  financial  management  employees.  As part of corporate  leadership,  the financial management employees are vested with both the responsibility and authority to protect,  balance,  and  preserve the  interests  of all of the  Company's  stakeholders,  including  shareholders, clients,  employees,  suppliers,  and citizens of the  communities  in which  business is conducted.  The financial management  employees will fulfill this  responsibility  by  prescribing  and enforcing the policies and procedures employed in the operation of the Company's financial organization.